UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

March 5, 2019

Date of report (Date of earliest event reported)

Condor Hospitality Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-34087	52-1889548
(Commission File Number)	(IRS Employer Identification No.)
4800 Montgomery Lane, Suite 220
Bethesda, MD	20814
(Address of Principal Executive Offices)	(Zip Code)

(402) 371-2520

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01  Entry into a Material Definitive Agreement.

On March 8, 2019, Condor Hospitality Limited Partnership (the “Operating Partnership”), the operating partnership of Condor Hospitality Trust, Inc. (the “Company”), entered into a Third Amendment to Credit Agreement among the Operating Partnership, as borrower, the Company and the subsidiary guarantors party thereto, as guarantors, KeyBank National Association and the other lenders party thereto, as lenders, and KeyBank National Association, as administrative agent (the “Third Amendment”).  The Third Amendment amends the Credit Agreement dated as of March 1, 2017, as amended by the First Amendment dated as of May 11, 2017 and Second Amendment dated as of December 13, 2017 (collectively, the “Credit Agreement”).  The Credit Agreement is described in the Company’s Current Reports on Form 8-K dated March 1, 2017, May 11, 2017 and December 13, 2017 and is incorporated herein by reference.

The Third Amendment, among other things, extends the maturity date of the credit facility provided under the Credit Agreement to April 1, 2020.

Some of the lenders in the Credit Agreement and / or their affiliates have other business relationships with the Company involving the provision of financial and bank-related services, including cash management and treasury services, and have participated in the Company’s prior debt financings and sales of securities.

The foregoing summary of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the Third Amendment, a copy of which is attached as Exhibit 10.1 and is incorporated herein by reference.

On March 8, 2019, the Company, through its indirect wholly-owned subsidiaries CDOR KCI Loft, LLC (“CKL”) and TRS KCI Loft, LLC (“TKL”), entered into a First Amendment to Loan Agreement among CKL and TKL, as borrowers, and Great Western Bank, as lender (the “First Amendment”).  The First Amendment amends the Loan Agreement dated as of December 14, 2016 (the “Loan Agreement”).  The Loan Agreement is described in the Company’s Current Report on Form 8-K dated December 14, 2016 and is incorporated herein by reference.

The First Amendment, among other things, amends the pre-dividend debt service coverage ratio covenant within the Loan Agreement to not less than (a) 1.20 to 1.00 as of the end of the fiscal quarter ending June 30, 2019, (b) 1.25 to 1.00 as of the end of the fiscal quarters ending September 30, 2019 and December 31, 2019 and (c) 1.35 to 1.00 as of the end of the fiscal quarter ending March 31, 2020 and each fiscal quarter thereafter.  The amendment was initiated due to certain capital improvement projects being made by the borrowers to the Aloft hotel located in Leawood, Kansas, which secures the loans under the Loan Agreement.

The foregoing summary of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the First Amendment, a copy of which is attached as Exhibit 10.2 and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On March 5, 2019 the Compensation Committee of the Board of Directors of the Company established and approved 2019 incentive compensations plans for three executive officers; J. William Blackham, President and Chief Executive Officer, Jonathan Gantt, Senior Vice President and Chief Financial Officer and Arinn Cavey, Chief Accounting Officer.  A target incentive was established for each executive ranging from 50% to 100% of base salary, with a portion of the incentive allocated to each executive's individual performance objective. The performance objectives consist of implementing strategic alternatives pursued by the Company, maintaining corporate overhead within budget, achieving adjusted EBITDA pursuant to budgeted and property underwriting targets, and accomplishing accounting, audit and regulatory filings.

An executive must achieve the particular performance objectives established for the executive to earn the portion of the executive's target incentive allocated to that performance objective.  Payout under the plans to an executive will be in cash and/or equity (from shareholder approved employee benefit plans).  The Compensation Committee has discretion, including to make partial awards, and to take into account events and circumstances not contemplated when performance objectives were set.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

10.1

Third Amendment to Credit Agreement dated as of March 9, 2019 among Condor Hospitality Limited Partnership, as Borrower, Condor Hospitality Trust, Inc. and the other subsidiary guarantors party thereto, as Guarantors, Keybank National Association and the other lenders party thereto, as Lenders, and Keybank National Association, as Administrative Agent.

10.2	First Amendment to Loan Agreement dated as of March 9, 2019 among CDOR KCI Loft, LLC and TRS KCI Loft, LLC, as Borrowers, and Great Western Bank, as Lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Condor Hospitality Trust, Inc.

Date: March 11, 2019	By: /s/ Arinn Cavey
Name: Arinn Cavey
Title: Chief Accounting Officer